Exhibit 10.1

Execution Version

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated May 8, 2017

Among

RESOLUTE ENERGY CORPORATION,
as Borrower,

CERTAIN OF ITS SUBSIDIARIES,
as Guarantors,

BANK OF MONTREAL,
as Administrative Agent,

CAPITAL ONE, NATIONAL ASSOCIATION,
as Syndication Agent,

BARCLAYS BANK PLC,

ING CAPITAL LLC.

and
SUNTRUST BANK

as Co-Documentation Agents

and

The Lenders Party Hereto

BMO CAPITAL MARKETS and CAPITAL ONE, NATIONAL ASSOCIATION,
as Joint Bookrunners and Co-Lead Arrangers

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of May 8, 2017, is by and among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain of its subsidiaries (collectively, the “Guarantors”), Bank of Montreal, as Administrative Agent (the “Administrative Agent”), and the lenders party hereto (the “Lenders”).

Recitals

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Third Amended and Restated Credit Agreement, dated as of February 17, 2017 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

Each capitalized term used in this First Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

ARTICLE II
Amendments

As of the First Amendment Effective Date, the Credit Agreement is amended as follows:

Section 2.01Amendment to Section 9.01(b). Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)Maximum Leverage Ratio.  The Loan Parties will not, as of the last day of any fiscal quarter for which financial statements are required to have been provided pursuant to Section 8.01(a) or (b), permit the ratio of (i) the total Funded Debt as of such date to (ii) EBITDA of the Borrower and its Consolidated Restricted Subsidiaries for the four (4) quarter period ending on such date to be greater than the applicable ratio set forth below:

Quarter Ending	Maximum Leverage Ratio
June 30, 2017	4:50:1.00
September 30, 2017	4.25:1.00
December 31, 2017 and thereafter	4.00:1.00

Section 2.02Amendment to Section 9.02(f)(ii). Section 9.02(f)(ii) of the Credit Agreement is hereby amended by (a) replacing “$400,000,000” where it appears therein with “$500,000,000”, and (b) replacing “4.00 to 1.00” where it appears therein with “the applicable ratio for such period as set forth in Section 9.01(b)”.

ARTICLE III
Conditions Precedent

Section 3.01The amendments set forth in Article II of this First Amendment shall become effective on the first Business Day on which all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “First Amendment Effective Date”):

(a)The Administrative Agent shall have received from the Borrower, each of the Guarantors and the requisite Lenders counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.

(b)The Administrative Agent shall have received from the Borrower in immediately available funds (i) all fees and amounts due and payable on or prior to the First Amendment Effective Date (including, without limitation, the fees described in the amendment request memorandum, dated April 28, 2017, from the Borrower to the Lenders) and (ii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

ARTICLE IV
Representations and Warranties

Each Loan Party hereby represents and warrants to each Lender that:

(a)Each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is, or will be, true and correct on and as of the actual date of its execution of this First Amendment, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b)Immediately after giving effect to this First Amendment, no Default has, or will have, occurred and is, or will be, continuing.

(c)The execution, delivery and performance by it of this First Amendment and any other Loan Documents executed in connection herewith have been duly authorized by it.

(d)Each of this First Amendment and any other Loan Document executed in connection herewith constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)The execution, delivery and performance by it of each of this First Amendment and any other Loan Document executed in connection herewith (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this First Amendment or any such Loan Document, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by it or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary (other than the Liens created by this First Amendment or the Loan Documents as permitted by the Credit Agreement as amended hereby).

ARTICLE V
Miscellaneous

Section 5.01Credit Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect.  Each of the Loan Parties hereby agrees that its liabilities under the Credit Agreement, the Guaranty and Collateral Agreement and the other Loan Documents, in each case as amended, to which it is a party, shall remain enforceable against such Loan Party in accordance with the terms thereof and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this First Amendment, and each Loan Party hereby confirms and ratifies its liabilities under the Loan Documents (as so amended) to which it is a party in all respects.  Except as expressly set forth herein, this First Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This First Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise.  The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this First Amendment, as though such terms and conditions were set forth herein.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,”

“hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this First Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this First Amendment.

Section 5.02GOVERNING LAW.  THIS FIRST AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.03Descriptive Headings, Etc.  The descriptive headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.  The statements made and the terms defined in the recitals to this First Amendment are hereby incorporated into this First Amendment in their entirety.

Section 5.04Payment of Fees and Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment, the other Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.  The agreement set forth in this Section 5.04 shall survive the termination of this First Amendment and the Credit Agreement.

Section 5.05Entire Agreement.  This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.  This First Amendment is a Loan Document executed under the Credit Agreement.

Section 5.06Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of the signature page of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 5.07Successors.  The execution and delivery of this First Amendment by any Lender shall be binding upon each of its successors and assigns.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:	RESOLUTE ENERGY CORPORATION

	By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:		HICKS ACQUISITION COMPANY I, INC.

RESOLUTE ANETH, LLC

RESOLUTE WYOMING, INC. (f/k/a Primary Natural Resources, Inc.)

RESOLUTE NATURAL RESOURCES COMPANY, LLC (f/k/a Resolute Natural Resources Company)

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

	By:	/s/ Theodore Gazulis
Theodore Gazulis
Executive Vice President and Chief Financial Officer

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:	BANK OF MONTREAL,
as Administrative Agent and a Lender

	By:	/s/ Matthew Davis
Name: Matthew Davis
Title: Vice President

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	KeyBank National Association

	By:	/s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	GOLDMAN SACHS BANK USA

	By:	/s/ Shital Bhatt
Name: Shital Bhatt
Title: Authorized Signatory

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Kristin N. Oswald
Name: Kristin N. Oswald
Title: Vice President

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	COMERICA BANK

	By:	/s/ Mark Fuqua
Name: Mark Fuqua
Title: Executive Vice President

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	CADENCE BANK, N.A.

	By:	/s/ Kyle Gruen
Name: Kyle Gruen
Title: Assistant Vice President

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	FIFTH THIRD BANK

	By:	/s/ Jonathan H Lee
Name: Jonathan H Lee
Title: Director

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	ING CAPITAL LLC

	By:	/s/ Charles Hall
Name: Charles Hall
Title: Managing Director

	By:	/s/ Michael Price
Name: Michael Price
Title: Manging Director

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	ABN AMRO Capital USA LLC

	By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

	By:	/s/ Elizabeth Johnson
Name: Elizabeth Johnson
Title: Director

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement

LENDER:	SunTrust Bank

	By:	/s/ Arize Agumadu
Name: Arize Agumadu
Title: Vice President

Signature Page to

First Amendment to Third Amended and Restated Credit Agreement